Press Release August 3, 2023

HF Sinclair Corporation Reports 2023 Second Quarter Results and Announces Regular Cash Dividend

•Reported net income attributable to HF Sinclair stockholders of $507.7 million, or $2.62 per diluted share, and adjusted net income of $503.8 million, or $2.60 per diluted share, for the second quarter

•Reported EBITDA of $872.3 million and Adjusted EBITDA of $868.2 million for the second quarter

•Returned $87.3 million to stockholders through dividends in the second quarter

•Announced a regular quarterly dividend of $0.45 per share

•Repurchased approximately $411.0 million in shares from REH Company, subsequent to second quarter end

Dallas, Texas, August 3, 2023 ‑ HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair” or the “Company”) today reported second quarter net income attributable to HF Sinclair stockholders of $507.7 million, or $2.62 per diluted share, for the quarter ended June 30, 2023, compared to $1,221.3 million, or $5.43 per diluted share, for the quarter ended June 30, 2022. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the second quarter of 2023 was $503.8 million, or $2.60 per diluted share, compared to $1,258.5 million, or $5.59 per diluted share, for the second quarter of 2022, which excludes certain items that collectively decreased net income by $37.3 million.

HF Sinclair’s CEO, Tim Go, commented, “HF Sinclair’s strong second quarter results were driven by healthy product margins in our refining segment, coupled with solid performances from our lubricants, marketing and midstream businesses. With the majority of the planned turnaround work behind us, we believe our diversified portfolio is well positioned to capture the margins available to us for the remainder of the year. We remain focused on the reliability and integration of our asset base to further strengthen the earnings profile and free cash flow generation of HF Sinclair.”

Refining segment income before interest and income taxes was $589.8 million for the second quarter of 2023 compared to $1,558.1 million for the second quarter of 2022. The segment reported EBITDA of $702.6 million for the second quarter of 2023 compared to $1,660.9 million for the second quarter of 2022. Excluding the lower of cost or market inventory valuation charge of $26.8 million, Adjusted EBITDA in the second quarter of 2023 was $729.5 million. This decrease was principally driven by lower refining margins in both the West and Mid-Continent regions and lower refined product sales volumes, which resulted in lower refining segment earnings in the quarter. Consolidated refinery gross margin was $22.22 per produced barrel, a 39% decrease compared to $36.36 for the second quarter of 2022. Crude oil charge averaged 553,940 barrels per day (“BPD”) for the second quarter of 2023 compared to 627,310 BPD for the second quarter of 2022. This decrease was primarily a result of turnarounds at our Navajo, Parco and El Dorado refineries in the second quarter of 2023.

Renewables segment income before interest and income taxes was $4.4 million for the second quarter of 2023 compared to a loss of $(73.2) million for the second quarter of 2022. The segment reported EBITDA of $23.4 million for the second quarter of 2023 compared to $(62.8) million for the second quarter of 2022. Excluding the lower of cost or market inventory valuation adjustment, the segment reported Adjusted EBITDA of $(11.3) million for the second quarter of 2023 compared to $(28.3) million for the second quarter of 2022. Total sales volumes were 50 million gallons for the second quarter of 2023 as compared to 26 million gallons for the second quarter of 2022.

Marketing segment income before interest and income taxes was $18.6 million for the second quarter of 2023 compared to $19.5 million for the second quarter of 2022. The segment reported EBITDA of $24.6 million for the second quarter of 2023 compared to $23.9 million for the second quarter of 2022. Total branded fuel sales volumes were 364 million gallons for the second quarter of 2023 as compared to 335 million gallons for the second quarter of 2022.

Lubricants and Specialty Products segment income before interest and income taxes was $51.2 million for the second quarter of 2023 compared to $135.1 million in the second quarter of 2022. The segment reported EBITDA of $71.7 million for the second quarter of 2023 compared to $155.7 million in the second quarter of 2022. This decrease was largely driven by a lower FIFO benefit from consumption of lower priced feedstock inventory for the second quarter of 2023 of $0.5 million as compared to $71.0 million for the second quarter of 2022.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $82.2 million for the second quarter of 2023 compared to $79.8 million for the second quarter of 2022 and Adjusted EBITDA of $102.2 million for the second quarter of 2023 compared to $104.2 million for the second quarter of 2022.

For the second quarter of 2023, net cash provided by operations totaled $490.0 million. At June 30, 2023, the Company's cash and cash equivalents totaled $1,614.6 million, a $249.7 million increase over cash and cash equivalents of $1,364.9 million at March 31, 2023. During the second quarter of 2023, the Company announced and paid a regular dividend of $0.45 per share to stockholders totaling $87.3 million. Additionally, the Company's consolidated debt was $3,196.0 million. The Company’s debt, exclusive of HEP debt, which is nonrecourse to HF Sinclair, was $1,700.6 million at June 30, 2023.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.45 per share, payable on September 6, 2023 to holders of record of common stock on August 17, 2023.

The Company has scheduled a webcast conference call for today, August 3, 2023, at 8:30 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at https://events.q4inc.com/attendee/369077342. An audio archive of this webcast will be available using the above noted link through August 17, 2023.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in Artesia, New Mexico. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the negotiation and execution, and the terms and conditions, of a definitive agreement relating to the Company's non-binding proposal to acquire all of the outstanding common units of HEP not owned by the Company or its affiliates (the “Proposed HEP Transaction”) and the ability of the Company or HEP to enter into or consummate such agreement; the risk that the Proposed HEP Transaction does not occur; negative effects from the pendency of the Proposed HEP Transaction; failure to obtain the required approvals for the Proposed HEP Transaction; the time required to consummate the Proposed HEP Transaction; the focus of management time and attention on the Proposed HEP Transaction and other disruptions arising from the Proposed HEP Transaction; limitations on the Company's ability to effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; the Company’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company LLC businesses acquired from The Sinclair Companies (now known as REH Company) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the Company's ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting our operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of the Company's suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including increases in interest rates; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s and HEP’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects on time and within capital guidance; the Company's and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities, including the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company's refined products and create instability in the financial markets that could restrict the Company's ability to raise capital; general economic conditions, including economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s and HEP’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2022
	2023	2022	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$7,833,646	$11,162,160	$(3,328,514)	(30)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,273,605	8,579,915	(2,306,310)	(27)
Lower of cost or market inventory valuation adjustment	(7,863)	34,543	(42,406)	(123)
	6,265,742	8,614,458	(2,348,716)	(27)
Operating expenses (exclusive of depreciation and amortization)	546,800	606,127	(59,327)	(10)
Selling, general and administrative expenses (exclusive of depreciation and amortization)	127,388	110,875	16,513	15
Depreciation and amortization	189,360	164,044	25,316	15
Total operating costs and expenses	7,129,290	9,495,504	(2,366,214)	(25)
Income from operations	704,356	1,666,656	(962,300)	(58)

Other income (expense):
Earnings of equity method investments	3,545	5,447	(1,902)	(35)
Interest income	17,591	1,844	15,747	854
Interest expense	(46,982)	(38,961)	(8,021)	21
Gain (loss) on foreign currency transactions	748	(905)	1,653	(183)
Gain on sale of assets and other	1,152	2,320	(1,168)	(50)
	(23,946)	(30,255)	6,309	(21)
Income before income taxes	680,410	1,636,401	(955,991)	(58)
Income tax expense	145,925	383,493	(237,568)	(62)
Net income	534,485	1,252,908	(718,423)	(57)
Less net income attributable to noncontrolling interest	26,824	31,646	(4,822)	(15)
Net income attributable to HF Sinclair stockholders	$507,661	$1,221,262	$(713,601)	(58)%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$2.62	$5.43	$(2.81)	(52)%
Diluted	$2.62	$5.43	$(2.81)	(52)%
Cash dividends declared per common share	$0.45	$0.40	$0.05	13%
Average number of common shares outstanding:
Basic	192,348	222,952	(30,604)	(14)%
Diluted	192,348	222,952	(30,604)	(14)%

EBITDA	$872,337	$1,805,916	$(933,579)	(52)%
Adjusted EBITDA	$868,163	$1,853,008	$(984,845)	(53)%

	Six Months Ended June 30,		Change from 2022
	2023	2022	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$15,398,788	$18,620,910	$(3,222,122)	(17)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	12,377,662	15,081,927	(2,704,265)	(18)
Lower of cost or market inventory valuation adjustment	39,734	25,992	13,742	53
	12,417,396	15,107,919	(2,690,523)	(18)
Operating expenses (exclusive of depreciation and amortization)	1,186,183	1,083,561	102,622	9
Selling, general and administrative expenses (exclusive of depreciation and amortization)	223,301	221,297	2,004	1
Depreciation and amortization	363,343	308,645	54,698	18
Total operating costs and expenses	14,190,223	16,721,422	(2,531,199)	(15)
Income from operations	1,208,565	1,899,488	(690,923)	(36)

Other income (expense):
Earnings of equity method investments	7,427	9,073	(1,646)	(18)
Interest income	37,526	2,841	34,685	1,221
Interest expense	(92,804)	(73,820)	(18,984)	26
Gain (loss) on foreign currency transactions	1,618	(766)	2,384	(311)
Gain on sale of assets and other	2,783	6,215	(3,432)	(55)
	(43,450)	(56,457)	13,007	(23)
Income before income taxes	1,165,115	1,843,031	(677,916)	(37)
Income tax expense	245,625	404,822	(159,197)	(39)
Net income	919,490	1,438,209	(518,719)	(36)
Less net income attributable to noncontrolling interest	58,563	56,973	1,590	3
Net income attributable to HF Sinclair stockholders	$860,927	$1,381,236	$(520,309)	(38)%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$4.40	$6.86	$(2.46)	(36)%
Diluted	$4.40	$6.86	$(2.46)	(36)%
Cash dividends declared per common share	$0.90	$0.40	$0.50	125%
Average number of common shares outstanding:
Basic	193,888	199,149	(5,261)	(3)%
Diluted	193,888	199,149	(5,261)	(3)%

EBITDA	$1,525,173	$2,165,682	$(640,509)	(30)%
Adjusted EBITDA	$1,572,916	$2,229,715	$(656,799)	(29)%

Balance Sheet Data

	June 30,	December 31,
	2023	2022
	(In thousands)
Cash and cash equivalents	$1,614,618	$1,665,066
Working capital	$3,804,909	$3,502,790
Total assets	$18,197,005	$18,125,483
Total debt	$3,196,023	$3,255,472
Total equity	$10,490,704	$10,017,572

Segment Information

Our operations are organized into five reportable segments, Refining, Renewables, Marketing, Lubricants and Specialty Products and HEP. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross and Puget Sound refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Effective with the Sinclair Transactions that closed on March 14, 2022, the Refining segment includes our Parco and Casper refineries. Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), which was mechanically complete in the fourth quarter of 2021 and operational in the first quarter of 2022, the pre-treatment unit at our Artesia, New Mexico facility, which was completed and operational in the first quarter of 2022 and the Artesia RDU, which was completed and operational in the second quarter of 2022. Also, effective with the Sinclair Transactions that closed on March 14, 2022, the Renewables segment includes the Sinclair RDU.

Effective with that Sinclair Transactions that closed on March 14, 2022, the Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites from legacy HollyFrontier agreements and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants and Specialty Products segment represents Petro-Canada Lubricants Inc.’s production operations, located in Mississauga, Ontario, that includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the largest suppliers of locomotive engine oil in North America. Also, the Lubricants and Specialty Products segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment includes all of the operations of HEP, which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The HEP segment also includes 50% ownership interests in each of the Osage Pipeline (“Osage”), the Cheyenne Pipeline and Cushing Connect, and effective with the Sinclair Transactions that closed on March 14, 2022, a 25.06% ownership interest in the Saddle Butte Pipeline and a 49.995% ownership interest in the Pioneer Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP’s periodic public filings.

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2023
Sales and other revenues:
Revenues from external customers	$5,901,713	$175,063	$1,040,933	$686,104	$29,833	$—	$7,833,646
Intersegment revenues	1,137,669	98,122	—	4,529	109,922	(1,350,242)	—
	$7,039,382	$273,185	$1,040,933	$690,633	$139,755	$(1,350,242)	$7,833,646
Cost of products sold (exclusive of lower of cost or market inventory)	$5,829,898	$258,806	$1,008,306	$509,724	$—	$(1,333,129)	$6,273,605
Lower of cost or market inventory valuation adjustment	$26,842	$(34,705)	$—	$—	$—	$—	$(7,863)
Operating expenses	$426,942	$24,373	$—	$64,034	$53,142	$(21,691)	$546,800
Selling, general and administrative expenses	$53,038	$1,336	$8,127	$44,914	$5,512	$14,461	$127,388
Depreciation and amortization	$112,877	$18,968	$6,016	$20,544	$26,540	$4,415	$189,360
Income (loss) from operations	$589,785	$4,407	$18,484	$51,417	$54,561	$(14,298)	$704,356
Income (loss) before interest and income taxes	$589,769	$4,429	$18,582	$51,202	$58,206	$(12,387)	$709,801
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,539	$25,285	$26,824
Earnings of equity method investments	$—	$—	$—	$—	$3,545	$—	$3,545
Capital expenditures	$45,187	$3,537	$6,200	$5,734	$8,650	$10,873	$80,181

Three Months Ended June 30, 2022
Sales and other revenues:
Revenues from external customers	$8,839,662	$115,939	$1,336,302	$845,024	$25,233	$—	$11,162,160
Intersegment revenues	1,448,919	78,639	—	4,917	110,537	(1,643,012)	—
	$10,288,581	$194,578	$1,336,302	$849,941	$135,770	$(1,643,012)	$11,162,160
Cost of products sold (exclusive of lower of cost or market inventory)	$8,119,285	$192,662	$1,311,333	$576,428	$—	$(1,619,793)	$8,579,915
Lower of cost or market inventory valuation adjustment	$—	$34,543	$—	$—	$—	$—	$34,543
Operating expenses	$469,304	$29,273	$—	$74,470	$53,899	$(20,819)	$606,127
Selling, general and administrative expenses	$39,123	$1,001	$1,049	$43,555	$4,683	$21,464	$110,875
Depreciation and amortization	$102,780	$10,371	$4,418	$20,605	$26,371	$(501)	$164,044
Income (loss) from operations	$1,558,089	$(73,272)	$19,502	$134,883	$50,817	$(23,363)	$1,666,656
Income (loss) before interest and income taxes	$1,558,120	$(73,202)	$19,502	$135,116	$56,309	$(22,327)	$1,673,518
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,929	$29,717	$31,646
Earnings of equity method investments	$—	$—	$—	$—	$5,447	$—	$5,447
Capital expenditures	$36,711	$87,525	$5,309	$8,026	$9,100	$12,773	$159,444

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Six Months Ended June 30, 2023
Sales and other revenues:
Revenues from external customers	$11,566,927	$377,476	$1,978,318	$1,419,818	$56,249	$—	$15,398,788
Intersegment revenues	2,191,070	193,725	—	10,325	226,800	(2,621,920)	—
	$13,757,997	$571,201	$1,978,318	$1,430,143	$283,049	$(2,621,920)	$15,398,788
Cost of products sold (exclusive of lower of cost or market inventory)	$11,447,809	$521,544	$1,932,355	$1,047,727	$—	$(2,571,773)	$12,377,662
Lower of cost or market inventory valuation adjustment	$26,842	$12,892	$—	$—	$—	$—	$39,734
Operating expenses	$944,762	$55,744	$—	$127,627	$105,284	$(47,234)	$1,186,183
Selling, general and administrative expenses	$92,116	$2,251	$15,090	$84,178	$10,147	$19,519	$223,301
Depreciation and amortization	$216,000	$38,942	$11,887	$40,454	$51,005	$5,055	$363,343
Income (loss) from operations	$1,030,468	$(60,172)	$18,986	$130,157	$116,613	$(27,487)	$1,208,565
Income (loss) before interest and income taxes	$1,030,773	$(60,127)	$19,084	$129,742	$124,314	$(23,393)	$1,220,393
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$3,291	$55,272	$58,563
Earnings of equity method investments	$—	$—	$—	$—	$7,427	$—	$7,427
Capital expenditures	$112,961	$8,381	$11,455	$14,383	$16,264	$16,806	$180,250

Six Months Ended June 30, 2022
Sales and other revenues:
Revenues from external customers	$15,211,556	$144,252	$1,613,343	$1,598,582	$53,177	$—	$18,620,910
Intersegment revenues	1,583,192	97,693	—	6,368	202,791	(1,890,044)	—
	$16,794,748	$241,945	$1,613,343	$1,604,950	$255,968	$(1,890,044)	$18,620,910
Cost of products sold (exclusive of lower of cost or market inventory)	$14,028,895	$236,933	$1,582,464	$1,081,005	$—	$(1,847,370)	$15,081,927
Lower of cost or market inventory valuation adjustment	$—	$25,992	$—	$—	$—	$—	$25,992
Operating expenses	$824,276	$56,369	$—	$140,471	$96,523	$(34,078)	$1,083,561
Selling, general and administrative expenses	$73,005	$1,873	$1,189	$85,304	$8,995	$50,931	$221,297
Depreciation and amortization	$197,461	$16,171	$4,919	$41,199	$47,957	$938	$308,645
Income (loss) from operations	$1,671,111	$(95,393)	$24,771	$256,971	$102,493	$(60,465)	$1,899,488
Income (loss) before interest and income taxes	$1,671,171	$(95,304)	$24,771	$259,817	$111,712	$(58,157)	$1,914,010
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$5,192	$51,781	$56,973
Earnings of equity method investments	$—	$—	$—	$—	$9,073	$—	$9,073
Capital expenditures	$66,631	$186,294	$5,309	$14,395	$23,246	$21,865	$317,740

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries. The refinery operations of the Parco and Casper refineries are included for the period March 14, 2022 (date of acquisition) through June 30, 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022 (8)
Mid-Continent Region
Crude charge (BPD) (1)	228,300	277,930	219,890	284,030
Refinery throughput (BPD) (2)	246,570	292,570	238,960	298,950
Sales of produced refined products (BPD) (3)	240,550	279,170	222,880	279,710
Refinery utilization (4)	87.8%	106.9%	84.6%	109.2%

Average per produced barrel (5)
Refinery gross margin	$19.55	$32.53	$19.91	$20.96
Refinery operating expenses (6)	6.51	6.21	7.82	6.11
Net operating margin	$13.04	$26.32	$12.09	$14.85

Refinery operating expenses per throughput barrel (7)	$6.35	$5.92	$7.30	$5.72

Feedstocks:
Sweet crude oil	59%	54%	62%	58%
Sour crude oil	17%	22%	16%	18%
Heavy sour crude oil	16%	19%	14%	19%
Other feedstocks and blends	8%	5%	8%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	49%	49%	49%	50%
Diesel fuels	31%	35%	30%	34%
Jet fuels	6%	5%	7%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	5%	4%	4%	3%
Base oils	4%	4%	5%	4%
LPG and other	4%	2%	4%	2%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022 (8)
West Region
Crude charge (BPD) (1)	325,640	349,380	306,480	292,450
Refinery throughput (BPD) (2)	352,400	370,740	339,710	315,350
Sales of produced refined products (BPD) (3)	357,630	376,400	334,420	309,530
Refinery utilization (4)	77.9%	83.6%	73.3%	77.6%

Average per produced barrel (5)
Refinery gross margin	$24.01	$39.21	$24.90	$30.42
Refinery operating expenses (6)	8.74	9.10	10.40	9.19
Net operating margin	$15.27	$30.11	$14.50	$21.23

Refinery operating expenses per throughput barrel (7)	$8.87	$9.24	$10.23	$9.02

Feedstocks:
Sweet crude oil	30%	33%	31%	29%
Sour crude oil	44%	46%	42%	50%
Heavy sour crude oil	13%	10%	11%	9%
Black wax crude oil	6%	5%	6%	5%
Other feedstocks and blends	7%	6%	10%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	53%	55%	53%
Diesel fuels	28%	33%	30%	31%
Jet fuels	6%	5%	5%	5%
Fuel oil	1%	2%	2%	5%
Asphalt	3%	3%	2%	2%
LPG and other	8%	4%	6%	4%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	553,940	627,310	526,370	576,480
Refinery throughput (BPD) (2)	598,970	663,310	578,670	614,300
Sales of produced refined products (BPD) (3)	598,180	655,570	557,300	589,240
Refinery utilization (4)	81.7%	92.5%	77.6%	90.5%

Average per produced barrel (5)
Refinery gross margin	$22.22	$36.36	$22.90	$25.93
Refinery operating expenses (6)	7.84	7.87	9.37	7.73
Net operating margin	$14.38	$28.49	$13.53	$18.20

Refinery operating expenses per throughput barrel (7)	$7.83	$7.77	$9.02	$8.25

Feedstocks:
Sweet crude oil	42%	42%	44%	43%
Sour crude oil	33%	36%	32%	34%
Heavy sour crude oil	14%	14%	12%	14%
Black wax crude oil	3%	3%	3%	3%
Other feedstocks and blends	8%	5%	9%	6%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022 (8)
Consolidated
Sales of produced refined products:
Gasolines	52%	51%	53%	51%
Diesel fuels	29%	34%	30%	32%
Jet fuels	6%	5%	6%	6%
Fuel oil	1%	2%	1%	3%
Asphalt	4%	3%	3%	3%
Base oils	2%	2%	2%	2%
LPG and other	6%	3%	5%	3%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.
(8)We acquired the Parco and Casper refineries on March 14, 2022. Refining operating data for the six months ended June 30, 2022 includes crude oil and feedstocks processed and refined products sold at our Parco and Casper refineries for the period March 14, 2022 through June 30, 2022 only, averaged over the 181 days in the six months ended June 30, 2022.

Renewables Segment Operating Data

The following table sets forth information about our renewables operations and includes our Sinclair RDU for the period March 14, 2022 (date of acquisition) through June 30, 2023. The renewables gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Renewables
Sales volumes (in thousand gallons)	50,159	25,688	97,987	30,632
Average per produced gallon (1)
Renewables gross margin	$0.29	$0.07	$0.51	$0.16
Renewables operating expense (2)	0.49	1.14	0.57	1.84
Net operating margin	$(0.20)	$(1.07)	$(0.06)	$(1.68)

(1)Represents average amount per produced gallons sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Represents total Renewables segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Segment Operating Data

The following table sets forth information about our marketing operations and includes our Sinclair branded fuel business for the period March 14, 2022 (date of acquisition) through June 30, 2023. The marketing gross margin does not include the non-cash effects of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023 (1)	2022	2023 (1)	2022
Marketing
Number of branded sites at period end	1,520	1,329	1,520	1,329
Sales volumes (in thousand gallons)	364,409	335,106	692,816	420,019
Margin per gallon of sales (1)	$0.09	$0.07	$0.07	$0.07

(1)Includes non-Sinclair branded sites from legacy HollyFrontier agreements.
(2)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Lubricants and Specialty Products
Sales of produced products (BPD)	29,140	34,000	30,460	34,510

Sales of produced products:
Finished products	53%	53%	52%	52%
Base oils	26%	27%	27%	29%
Other	21%	20%	21%	19%
Total	100%	100%	100%	100%

Effective the first quarter of 2023, management views the Lubricants and Specialty Products segment as an integrated business of processing feedstocks into base oils and processing base oils into finished lubricant products along with the packaging, distribution and sales to customers.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) decommissioning costs, (iii) HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs and (iv) acquisition integration and regulatory costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands)
Net income attributable to HF Sinclair stockholders	$507,661	$1,221,262	$860,927	$1,381,236
Add interest expense	46,982	38,961	92,804	73,820
Subtract interest income	(17,591)	(1,844)	(37,526)	(2,841)
Add income tax expense	145,925	383,493	245,625	404,822
Add depreciation and amortization	189,360	164,044	363,343	308,645
EBITDA	$872,337	$1,805,916	1,525,173	2,165,682
Add (subtract) lower of cost or market inventory valuation adjustment	(7,863)	34,543	39,734	25,992
Add decommissioning costs	—	512	—	1,469
Add HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs	165	—	575	—
Add acquisition integration and regulatory costs	3,524	12,037	7,434	36,572
Adjusted EBITDA	$868,163	$1,853,008	$1,572,916	$2,229,715

EBITDA attributable to our Refining segment is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Refining Segment	2023	2022	2023	2022
	(In thousands)
Income before interest and income taxes (1)	$589,769	$1,558,120	$1,030,773	$1,671,171
Add depreciation and amortization	112,877	102,780	216,000	197,461
EBITDA	702,646	1,660,900	1,246,773	1,868,632
Add lower of cost or market inventory valuation adjustment	26,842	—	26,842	—
Adjusted EBITDA	$729,488	$1,660,900	$1,273,615	$1,868,632

(1)Income before interest and income taxes of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Renewables Segment	2023	2022	2023	2022
	(In thousands)
Income (loss) before interest and income taxes (1)	$4,429	$(73,202)	$(60,127)	$(95,304)
Add depreciation and amortization	18,968	10,371	38,942	16,171
EBITDA	23,397	(62,831)	(21,185)	(79,133)
Add (subtract) lower of cost or market inventory valuation adjustment	(34,705)	34,543	12,892	25,992
Adjusted EBITDA	$(11,308)	$(28,288)	$(8,293)	$(53,141)

(1)Income (loss) before interest and income taxes of our Renewables segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Marketing Segment	2023	2022	2023	2022
	(In thousands)
Income before interest and income taxes (1)	$18,582	$19,502	19,084	24,771
Add depreciation and amortization	6,016	4,418	11,887	4,919
EBITDA	$24,598	$23,920	$30,971	$29,690

(1)Income before interest and income taxes of our Marketing segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
Lubricants and Specialty Products Segment	2023	2022	2023	2022
	(In thousands)
Income before interest and income taxes (1)	$51,202	$135,116	129,742	259,817
Add depreciation and amortization	20,544	20,605	40,454	41,199
EBITDA	$71,746	$155,721	$170,196	$301,016
(1)Income before interest and income taxes of our Lubricants and Specialty Products segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total Refining segment revenues less total Refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of average refining net operating margin per produced barrel sold to refinery gross margin to refining sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Dollars in thousands, except per barrel amounts)
Consolidated
Refining segment sales and other revenues	$7,039,382	$10,288,581	$13,757,997	$16,794,748
Refining segment cost of products sold (exclusive of lower of cost or market inventory adjustment)	5,829,898	8,119,285	11,447,809	14,028,895
Lower of cost or market inventory adjustment	26,842	—	26,842	—
	1,182,642	2,169,296	2,283,346	2,765,853
Add lower of cost or market inventory adjustment	26,842	—	26,842	—
Refinery gross margin	$1,209,484	$2,169,296	$2,310,188	$2,765,853

Refining segment operating expenses	$426,942	$469,304	$944,762	$824,276

Produced barrels sold (BPD)	598,180	655,570	557,300	589,240

Refinery gross margin per produced barrel sold	$22.22	$36.36	$22.90	$25.93
Less average refinery operating expenses per produced barrel sold	7.84	7.87	9.37	7.73
Net operating margin per produced barrel sold	$14.38	$28.49	$13.53	$18.20

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Renewables gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our renewables performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our renewables performance on a relative and absolute basis. Renewables gross margin per produced gallon sold is total Renewables segment revenues less total Renewables segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced renewables products sold. Net operating margin per produced gallon sold is the difference between renewables gross margin and renewables operating expenses per produced gallon sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of renewables gross margin and operating expenses to gross margin per produced gallon sold and net operating margin per produced gallon sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except for per gallon amounts)
Renewables segment sales and other revenues	$273,185	$194,578	$571,201	$241,945
Renewables segment cost of products sold (exclusive of lower of cost or market inventory adjustment)	258,806	192,662	521,544	236,933
Lower of cost or market inventory adjustment	(34,705)	34,543	12,892	25,992
	49,084	(32,627)	36,765	(20,980)
Add (subtract) lower of cost or market inventory adjustment	(34,705)	34,543	12,892	25,992
Renewables gross margin	$14,379	$1,916	$49,657	$5,012

Renewables segment operating expense	$24,373	$29,273	$55,744	$56,369

Produced gallons sold (in thousand gallons)	50,159	25,688	97,987	30,632

Renewables gross margin per produced gallon sold	$0.29	$0.07	$0.51	$0.16
Less average renewables operating expense per produced gallon sold	0.49	1.14	0.57	1.84
Net operating margin per produced gallon sold	$(0.20)	$(1.07)	$(0.06)	$(1.68)

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Marketing gross margin per gallon sold is total Marketing segment revenues less total Marketing segment cost of products sold divided by sales volumes of marketing products sold. This margin does not include the non-cash effects of depreciation and amortization. This component performance measure can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of marketing gross margin to gross margin per gallon sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except for per gallon amounts)
Marketing segment sales and other revenues	$1,040,933	$1,336,302	$1,978,318	$1,613,343
Marketing segment cost of products sold	1,008,306	1,311,333	1,932,355	1,582,464
Marketing gross margin	$32,627	$24,969	$45,963	$30,879

Sales volumes (in thousand gallons)	364,409	335,106	692,816	420,019

Marketing segment gross margin per gallon sold	$0.09	$0.07	$0.07	$0.07

Reconciliation of net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, decommissioning costs, HEP's share of Osage environmental remediation costs and acquisition integration and regulatory costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$680,410	$1,636,401	$1,165,115	$1,843,031
Income tax expense	145,925	383,493	245,625	404,822
Net income	534,485	1,252,908	919,490	1,438,209
Less net income attributable to noncontrolling interest	26,824	31,646	58,563	56,973
Net income attributable to HF Sinclair stockholders	507,661	1,221,262	860,927	1,381,236

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(7,863)	34,543	39,734	25,992
Decommissioning costs	—	512	—	1,469
HEP's share of Osage environmental remediation costs	350	—	1,220	—
Acquisition integration and regulatory costs	3,524	12,451	7,434	37,482
Total adjustments to income before income taxes	(3,989)	47,506	48,388	64,943
Adjustment to income tax expense (1)	(302)	9,832	10,794	11,107
Adjustment to net income attributable to noncontrolling interest	185	414	645	910
Total adjustments, net of tax	(3,872)	37,260	36,949	52,926

Adjusted results - Non-GAAP:
Adjusted income before income taxes	676,421	1,683,907	1,213,503	1,907,974
Adjusted income tax expense (2)	145,623	393,325	256,419	415,929
Adjusted net income	530,798	1,290,582	957,084	1,492,045
Less net income attributable to noncontrolling interest	27,009	32,060	59,208	57,883
Adjusted net income attributable to HF Sinclair stockholders	$503,789	$1,258,522	$897,876	$1,434,162
Adjusted earnings per share - diluted (3)	$2.60	$5.59	$4.59	$7.12

(1)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands)

Non-GAAP income tax expense (2)	$145,623	$393,325	$256,419	$415,929
Add GAAP income tax expense	145,925	383,493	245,625	404,822
Non-GAAP adjustment to income tax expense	$(302)	$9,832	$10,794	$11,107

(2)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Dollars in thousands)
GAAP:
Income before income taxes	$680,410	$1,636,401	$1,165,115	$1,843,031
Income tax expense	$145,925	$383,493	$245,625	$404,822
Effective tax rate for GAAP financial statements	21.4%	23.4%	21.1%	22.0%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	0.1%	—%	—%	(0.2)%
Effective tax rate for adjusted results	21.5%	23.4%	21.1%	21.8%

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HF Sinclair Corporation
214-954-6510